EXHIBIT 5 & 24.1
LAW OFFICES
OF
MICHAEL ALLEN DREW
ATTORNEY AT LAW
129 ELMWOOD DRIVE
KENT, OHIO 44240

TELEPHONE: (330) 283-0198	mdrewlaw@neo.rr.com	FAX: (330) 673-4559
March 22, 2006
Board of Directors
EarthBlock Technologies, Inc.
2637 Erie Avenue, Suite 207
Cincinnati, Ohio 45208
Ladies and Gentlemen:
     In my capacity as counsel for EarthBlock Technologies, Inc., a Nevada corporation (the “Company”), I have participated in the corporate proceedings relative to the authorization by the Company of a maximum of 45,000,000 shares of common stock pursuant to the Plan as set out and described in the Company’s Registration Statement on Form S-8 under the Securities Act of 1933 (the “Registration Statement”). I have also participated in the preparation and filing of the Registration Statement.
     Based upon the foregoing and upon my examination of originals (or copies certified to my satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:
(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;
(2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of warrants and shares of common and preferred stock to be issued pursuant to the Registration Statement;
(3) The 45,000,000 shares of common stock, when issued pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable; and
(4) The Class A warrants and Class B warrants when issued pursuant to the Registration Statement will be duly authorized and a binding obligation of the Company in accordance with their respective terms.
     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to myself in the Registration Statement.
Yours very truly,

/s/ Michael A. Drew
MICHAEL A. DREW

*Licensed in Ohio